[LOGO]
                         COCENSYS, INC.
                      213 Technology Drive
                        Irvine, CA 92618



                                                     May 23, 1997

Dear Stockholder:

  On behalf of CoCensys, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 2:00 p.m. on Wednesday, June 25, 1997, at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California. At the meeting, stockholders will be asked (i) to elect two directors to hold office until the 2000 annual meeting of stockholders; (ii) to approve the Company's 1992 Non-Employee Directors' Stock Option Plan, as amended; (iii) to approve the Company's 1996 Equity Incentive Plan; and (iv) to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the next fiscal year. The accompanying Notice and Proxy Statement describe these proposals. Also enclosed with these proxy materials are the Company's 1996 Annual Report and Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. We urge you to read this information carefully.

  The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided, whether or not you now plan to attend the meeting. This will not limit your right to change your vote at the meeting or to attend the meeting.

  We appreciate your cooperation and interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                        Sincerely yours,


                                        /s/ Lowell E. Sears

                                        LOWELL E. SEARS
                                        Chairman of the Board

                         COCENSYS, INC.
                      213 Technology Drive
                        Irvine, CA 92618

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON JUNE 25, 1997

TO THE STOCKHOLDERS OF COCENSYS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CoCensys, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 25, 1997, at 2:00 p.m., local time, at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California for the following purposes:

1. To elect two directors to hold office until the 2000 annual meeting of stockholders.

2. To approve the amendment and restatement of the Company's 1992 Non-Employee Directors' Stock Option Plan to increase the annual option grants thereunder, extend the term thereof and conform the administrative provisions thereof to the amended rules applicable under Section 16 of the Securities and Exchange Act of 1934, as amended.

3. To approve the Company's 1996 Equity Incentive Plan and the issuance of 2,800,000 shares of the Company's Common Stock thereunder.

4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on May 7, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment thereof.

                              By Order of the Board of Directors,

                              /s/ Alan C. Mendelson

                              Alan C. Mendelson
                              Secretary

Irvine, California
May 23, 1997


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                         COCENSYS, INC.
                      213 TECHNOLOGY DRIVE
                        IRVINE, CA 92618

                        PROXY STATEMENT
              FOR ANNUAL MEETING OF STOCKHOLDERS
                         JUNE 25, 1997

         INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of CoCensys, Inc., a Delaware corporation ("CoCensys" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 25, 1997, at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May 23, 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicita tion materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of Common Stock at the close of business on May 7, 1997, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 7, 1997, the Company had outstanding and entitled to vote 22,517,321 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company, at the Company's principal executive office, 213 Technology Drive, Irvine, California 92618, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at the Company's 1998 annual meeting of stockholders must be received by the Company not later than January 23, 1998 in order to be included in the proxy statement relating to that meeting.

                           PROPOSAL 1

                     ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by persons elected by either the holders of a majority of the voting power of the then outstanding shares of stock of the Company entitled to vote generally in the election of directors voting together as a class or by a majority of the remaining directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly-created directorship shall be filled by the stockholders, be filled only by a majority of the remaining directors. A director elected by the Board to fill a vacancy created by an increase in the Board of Directors shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and has qualified.

  The Board of Directors presently is composed of eight members. There are two directors in the class whose term of office expires in 1997, each of whom is currently a director of the Company. Timothy J. Rink, M.D. was previously elected by the stockholders; F. Richard Nichol, Ph.D. was elected by the Board of Directors. If elected at the Annual Meeting, each of the nominees would serve until the 2000 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

  Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR THREE-YEAR TERMS EXPIRING AT THE 2000 ANNUAL MEETING

CLASS II DIRECTORS

F. RICHARD NICHOL, Ph.D.

  Dr. Nichol, 55, joined the Company as its President, Chief Executive Officer and a Director in January 1997. From October 1995 until joining CoCensys, Dr. Nichol was a consultant providing clinical research and clinical data management expertise to biopharmaceutical and pharmaceutical organizations through his firm, Nichol Clinical Technologies Corporation. From 1975 until October 1995, he was President and Chief Executive Officer of IBRD, Inc., which has since become IBRD - Rostrum Global, Inc., a clinical research organization. Dr. Nichol served as a Senior Research Scientist specializing in virology at the Upjohn Company from 1967 until 1975. Dr. Nichol is a director of G Recordings. He earned his B.S. in Science; his M.S. in Microbiology/Biophysics; and his Ph.D. in Microbiology from Pennsylvania State University.

                                        2.

TIMOTHY J. RINK, M.D.

  Dr. Rink, 50, has served as a director of the Company since August 1990. Dr. Rink is Chairman of the Board of Directors, Chief Executive Officer and President of Aurora Biosciences Corporation. From February 1990 until November 1995, he served as President, Chief Technical Officer and as a director of Amylin Pharmaceuticals, Inc., a pharmaceutical company. From 1984 to January 1990, he served as Vice President, Research (U.K.) for SmithKline Beecham, plc. and from 1988 to February 1990, he was a founding member of the Emerging Technologies Committee of the Prime Minister's Advisory Council on Science and Technology in the United Kingdom. Dr. Rink is currently a director of NPS Pharmaceuticals, Inc. He received his M.D. and Sc.D. degrees from the University of Cambridge.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

CLASS III DIRECTORS

KELVIN W. GEE, Ph.D.

  Dr. Gee, 44, co-founded CoCensys in February 1989 and has been a director since that time. He also served as Chairman of the Board of the Company from inception until October 1991. He has served as the Company's Chief Scientific Officer on a consulting basis since October 1991. Since July 1996, Dr. Gee has been a Professor of Pharmacology at the University of California, Irvine, College of Medicine. From January 1992 to July 1996, Dr. Gee was an Associate Professor of Pharmacology at the same institution. From July 1985 to January 1992, Dr. Gee was an Assistant and then Associate Professor of Pharmacology at the University of Southern California. Dr. Gee received his Ph.D. in Pharmacology and Toxicology from the University of California, Davis in 1981.

ROBERT G. McNEIL, Ph.D.

  Dr. McNeil, 53, co-founded the Company in February 1989. He served as Chief Executive Officer of the Company until October 1991 and as Chairman of the Board from October 1991 until June 1995. Dr. McNeil has been a general partner of Sanderling Ventures, a venture capital management company, since 1979. In conjunction with his activities at Sanderling Ventures, Dr. McNeil has served as President and Chief Executive Officer of several biomedical companies. Currently, he serves on the Board of Directors of several private corporations. Dr. McNeil received a Ph.D. in Molecular Biology, Biochemistry and Genetics from the University of California, Irvine in 1972.

LOWELL E. SEARS

  Mr. Sears, 46, has served as a director of the Company since November 1994 and as Chairman of the Board since June 1995. He is the Chairman and Chief Executive Officer of Sears Capital Management, Inc., a private holding and investment company. From 1988 to April 1994, he was Chief Financial Officer of Amgen Inc., a biotechnology company. In addition to his role as Chief Financial Officer of Amgen, Mr. Sears served from 1992 to 1994 as Senior Vice President, responsible for the Asia-Pacific region. In this role, he established development, marketing and sales capabilities in a number of countries, including Japan and the People's Republic of China. He also served as Chief Executive Officer for the joint venture Kirin-Amgen Inc. Mr. Sears is director of Techne Corporation, Neose Technologies, Inc. and Activated Cell Therapy, Inc. Mr. Sears holds a B.A. in Economics from Claremont McKenna College and an M.B.A. from Stanford University.


                                        3.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

CLASS I DIRECTORS

JAMES C. BLAIR, Ph.D.

  Dr. Blair, 57, has served as a director of the Company since August 1990. He has been a general partner of Domain Associates, a venture capital management company, since July 1985. Dr. Blair is a director of Amylin Pharmaceuticals, Inc. and Dura Pharmaceuticals, Inc., Vice Chairman of the Board of Directors of Gensia, Inc. and Chairman of the Board of Directors of Houghten Pharmaceuticals. Dr. Blair holds a B.S.E. in Electrical Engineering from Princeton University and M.S.E. and Ph.D. degrees in Electrical Engineering from the University of Pennsylvania.

ALAN C. MENDELSON

  Mr. Mendelson, 49, has served as Secretary of the Company since July 1990 and as a director since April 1994. He has been a partner of Cooley Godward LLP, a private law firm and counsel to the Company, since 1980, and served as managing partner of its Palo Alto office from May 1990 through March 1995 and from November 1996 to the present. Mr. Mendelson also served as Acting General Counsel of Cadence Design Systems, Inc., an electronic design automation software company, from November 1995 to June 1996. Mr. Mendelson is currently a director of Acuson Corporation, Isis Pharmaceuticals, Inc. and Elexsys International, Inc. Mr. Mendelson received his J.D. from Harvard University in 1973.

ECKARD WEBER, M.D.

  Dr. Weber, 47, was elected to the Board of Directors of CoCensys in June 1994 pursuant to the terms of the agreement governing the Company's acquisition of Acea Pharmaceuticals, Inc. He has been the Company's Senior Vice President, Research and Drug Discovery, since November 1995. He has been a Professor of Pharmacology at the University of California, Irvine since 1989. Dr. Weber received his Doctor of Medicine degree from the University of Ulm School of Medicine, West Germany. He also completed his internship at the University Hospital, University of Ulm School of Medicine.

               THE BOARD OF DIRECTORS RECOMMENDS
             A VOTE IN FAVOR OF EACH NAMED NOMINEE.


BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended December 31, 1996, the Board of Directors held nine meetings. The Board has standing Audit, Compensation and Nominating Committees.

  The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board whether the independent auditors should be retained; and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee, which is currently composed of two non-employee directors, Messrs. Sears and Mendelson, met twice during the fiscal year ended December 31, 1996.

                                        4.

  The Compensation Committee sets the Company's compensation policies, evaluates the performance and determines the compensation of executive officers and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee met twice during the fiscal year ended December 31, 1996. It is currently composed of four non-employee directors: Drs. Blair, McNeil and Rink and Mr. Sears. A Non-Officer Stock Option Administration Committee, currently composed of Dr. Nichol, was established in August 1995. Such Committee is authorized to make stock option grants covering up to 8,000 shares each under the 1990 Stock Option Plan to certain non-officer employees of the Company. Such Committee acted 17 times during fiscal 1996.

  The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is currently composed of four non-employee directors: Drs. Blair and McNeil and Messrs. Mendelson and Sears. It did not meet during the fiscal year ended December 31, 1996.

  During the fiscal year ended December 31, 1996, each Board member attended 75 percent or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

                           PROPOSAL 2

            APPROVAL OF AMENDMENT AND RESTATEMENT OF
         1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

  In December 1992, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1992 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). As amended to date, the Directors' Plan provides for automatic, non-discretionary grants of options to purchase an aggregate of 350,000 shares of Common Stock. The Board adopted the Directors' Plan in an effort to retain the services of persons serving as non-employee directors of the Company, to secure and retain the services of persons capable of serving such capacity, and to provide incentives for such persons to exert maximum efforts on behalf of the Company.

  In December 1996, the Board amended the Directors' Plan to conform the administrative provisions to the amended rules under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to provide additional administrative flexibility. In February 1997, the Board adopted additional amendments to the Directors' Plan, subject to stockholder approval, to increase the annual option grants thereunder from 4,000 shares (8,000 shares in the case of the Chairman of the Board) to 8,000 (12,000 in the case of the Chairman of the Board) and to extend the plan until December 31, 1999. The Board adopted the amendments to ensure compensation of non-employee directors at levels deemed appropriate by the Board.

  Stockholders are requested in this Proposal 2 to approve the Directors' Plan, as amended and restated. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote will be required to approve the Directors' Plan.

               THE BOARD OF DIRECTORS RECOMMENDS
                 A VOTE IN FAVOR OF PROPOSAL 2.

  The essential features of the Directors' Plan are outlined below.

GENERAL

  The Directors' Plan provides for non-discretionary grants of nonstatutory stock options. Nonstatutory stock options granted under the Directors' Plan are intended not to qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options.

                                        5.

PURPOSE

  The Directors' Plan was adopted to provide a means by which each director who is not otherwise an employee of the Company will be given an opportunity to purchase stock of the Company and to advance the interests of the Company through the motivation, attraction and retention of qualified non-employee directors.

ADMINISTRATION

  The Directors' Plan is administered by the Board of Directors. The Board has the power to construe and interpret the Directors' Plan and is authorized to delegate administration of such plan to a committee composed of one or more members of the Board. Such administration has been delegated to the Compensation Committee, which has the powers to administer the Plan that were originally possessed by the Board, subject to such limitations as the Board provides. As used herein with respect to the Directors' Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

ELIGIBILITY

  Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. As of April 30, 1997, the Company's five non-employee directors were eligible to participate in the Directors' Plan.

STOCK SUBJECT TO THE DIRECTORS' PLAN

  If options granted under the Directors' Plan expire or otherwise terminate without having been exercised in full, the stock not purchased pursuant to such options again becomes available for issuance under the plan.

TERMS OF OPTIONS

  The following is a description of the terms of options under the Directors' Plan.

  NON-DISCRETIONARY GRANTS. Option grants under the Directors' Plan are automatic and non-discretionary. The Directors' Plan provides for the grant of an option to purchase 20,000 shares (40,000 shares in the case of the Chairman of the Board) to each person who was a non-employee director on the plan's adoption date or who is elected for the first time to be a non-employee director thereafter. Additionally, on January 2nd of each year, each non-employee director will receive an option to purchase 8,000 shares (12,000 shares for the Chairman of the Board) of Common Stock of the Company.

  OPTION EXERCISE. Except for annual option grants, options under the Directors' Plan vest in five equal installments over a period of five years commencing one year from the date of grant. Annual grants vest in full one year from the date of grant. Vesting of all options is subject to the requirement that the optionee has continuously served as a non-employee director or employee of or consultant to the Company, and attended at least 75 percent of the Board meetings and the committee meetings of which he is a member.

  EXERCISE PRICE; PAYMENT. The exercise price of options granted under the Directors' Plan is 100 percent of the fair market value of the Common Stock of the Company on the date on which the option is granted, except that options granted on the date the Directors' Plan was adopted by the Board have an exercise price of $5.00 per share, which amount is greater than 110 percent of the fair market value of the Common Stock of the Company on such date. The exercise price of options granted under the Directors' Plan must be paid either (i) in cash at the time the option is exercised; (ii) by delivery of other common stock of the Company; or (iii) by a combination of the methods of payment specified in (i) or (ii) above. On May 19, 1997, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $4.06 per share.

  TERM. The maximum term of options under the Directors' Plan is 10 years from the date of grant. Options under the Directors' Plan terminate three months after termination of the optionee's service as a non-employee director of the Company unless such termination of service is due to the optionee's death, in which case the option

                                        6.

shall terminate 12 months following the date of the optionee's death. In all cases, an option may be exercised following termination of the optionee's service only for that number of shares for which it was exercisable on the date of termination of such services.

ADJUSTMENT PROVISIONS

  If there is any change in the stock subject to the Directors' Plan or subject to any option granted thereunder (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and to the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

  The Directors' Plan provides that, in the event of a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company's common stock is converted into other property or any other capital reorganization involving a change in control of the Company, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such event. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

  Unless sooner terminated, the Directors' Plan will terminate on December 31, 1999, or upon the occurrence of any event described in the preceding paragraph. The Board may suspend or terminate the Directors' Plan without stockholder approval or ratification at any time or from time to time.

  The Board may amend the Directors' Plan at any time or from time to time, provided that no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where the amendment would: (i) modify the requirements as to eligibility for participation to the extent such modification requires stockholder approval in order for such Plan to comply with the requirements of Rule 16b-3 of the Exchange Act ("Rule 16b-3"); (ii) increase the number of shares which may be issued under the plan or (iii) change any other provision of the Directors' Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3.

RESTRICTIONS ON TRANSFER

  Under the Directors' Plan, an option may not be transferred by the optionee otherwise than by will, by laws of descent and distribution or by a domestic relations order satisfying the requirements of Rule 16b-3. During the lifetime of an optionee, an option may be exercised only by the optionee or by his guardian or legal representative.

FEDERAL INCOME TAX INFORMATION

  There normally are no tax consequences to the optionee or the Company by reason of the grant of nonstatutory stock options under the Directors' Plan.

  Upon the exercise of an option, the difference between the market value of the Common Stock on the date of exercise and the option price would be taxable to the non-employee director as ordinary income. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, this amount will be deductible by the Company in the form of a business expense deduction.

                                        7.

  Upon disposition of stock acquired upon exercise of a nonstatutory stock option, the optionee will recognize a capital gain or loss in an amount equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income by reason of the exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year from the date on which ordinary income was measured. There are no tax consequences to the Company by reason of the disposition by the optionee of Common Stock acquired upon exercise of a nonstatutory stock option.

  In the event that there is a change in control of the Company, payments received by certain optionees that are contingent upon the change in control may constitute "parachute payments." If, by reason of such change in control, the exercisability of outstanding options is accelerated, the value of the acceleration is added to other contingent payments, if any, in determining whether the optionee has received "excess parachute payments." In general, if an optionee receives excess parachute payments, an excise tax equal to 20 percent of the amount of parachute payments is imposed on the optionee, and the Company does not receive a deduction for such amount.

NEW PLAN BENEFITS - 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

  The following table presents information with respect to options granted under the Directors' Plan, as amended, which are subject to stockholder approval to the persons and groups indicated (no other individuals or groups are eligible to receive options under the Directors' Plan):


                                                                      Number of Shares
        Name and Position                       Dollar Value ($)(1)   Subject to Options
        -----------------                       ------------------   -------------------
Lowell E. Sears, Chairman of the Board               60,000            12,000(2)
Alan C. Mendelson, Director                          40,000             8,000(2)
James C. Blair, Ph.D., Director                      40,000             8,000(2)
Robert G. McNeil, Ph.D., Director                    40,000             8,000(2)
Timothy J. Rink, M.D., Director                      40,000             8,000(2)
All Non-Employee Directors as a Group               220,000            44,000


------------------

(1)  Aggregate exercise price of options.
(2)  4,000 shares subject to stockholder approval.

                                        8.

                           PROPOSAL 3

      APPROVAL OF THE COMPANY'S 1996 EQUITY INCENTIVE PLAN


  In December 1996, the Board of Directors adopted, subject to stockholder approval, the CoCensys, Inc. 1996 Equity Incentive Plan (the "Equity Plan"), and authorized and reserved 2,800,000 shares of the Company's Common Stock for issuance under the Equity Plan. The Equity Plan provides for the grant of incentive and nonstatutory stock options, stock appreciation rights, rights to purchase restricted stock and stock bonuses. The Board adopted the Equity Plan as a means to retain the services of persons who are now employees and directors of and consultants to the Company, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts on behalf of the Company. As of May 19, 1997, options to purchase 1,034,504 shares of Common Stock were outstanding under the Equity Plan.

  Stockholders are requested in this Proposal 3 to approve the Equity Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Equity Plan.

               THE BOARD OF DIRECTORS RECOMMENDS
                 A VOTE IN FAVOR OF PROPOSAL 3.

  The essential features of the Equity Plan are outlined below.

GENERAL

  The Equity Plan provides for the grant of incentive stock options ("ISOs"), nonstatutory stock options ("NSOs"), stock appreciation rights ("SARs"), rights to purchase restricted stock and stock bonuses. To date only ISOs and NSOs have been awarded under the Equity Plan. ISOs granted under the Equity Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. NSOs granted under the Equity Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the Equity Plan.

PURPOSE

  The Equity Plan was adopted to provide a means by which employees (including officers) and directors of and consultants to the Company may be given an opportunity to benefit from increases in the value of the stock of the Company, to secure and retain the services of persons holding or capable of filling such positions and to provide incentives for such persons to exert maximum efforts on behalf of the Company.

ADMINISTRATION

  The Equity Plan is administered by the Board. The Board has the power to construe and interpret the Equity Plan and, subject to the provisions of the Equity Plan, to determine the persons to whom and the dates on which awards will be granted, what type of award will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Board is authorized to delegate administration of the Equity Plan to a committee or committees composed of one or more members of the Board and has delegated such administration to the Compensation Committee. The Compensation Committee has the powers to administer the Equity Plan which were originally possessed by the Board, subject to such limitations as the Board provides. As used herein with respect to the Equity Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors.

                                        9.

  In order to maximize the Company's ability to recognize a business expense deduction under Section 162(m) of the Code in connection with compensation recognized by "covered employees" (defined in Section 162(m) as the chief executive officer and other four most highly compensated officers), the regulations under Section 162(m) require that the directors who serve as members of the committee responsible for administering the Equity Plan with respect to these covered employees must be "outside directors." The Equity Plan provides that in the discretion of the Board, a committee may consist solely of two (2) or more "outside directors," in accordance with Code
Section 162(m), or solely of two (2) or more "non-employee directors," in accordance with Rule 16b-3.

ELIGIBILITY

  ISOs may be granted under the Equity Plan to employees (including officers) of the Company and any affiliates. Employees (including officers), directors and consultants are eligible to receive awards other than ISOs under the Equity Plan. As of April 30, 1997, all of the Company's 187 employees, directors and consultants were eligible to participate in the Equity Plan.

  No ISO may be granted under the Equity Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10 percent of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110 percent of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant.
 For ISOs granted under the Equity Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

  The Company has included in the Equity Plan a per-employee limitation of 500,000 shares of Common Stock subject to stock options and stock appreciation rights which may be granted during a 12-month period. The purpose of including this limitation is to ensure that the Company generally will be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the Equity Plan.

STOCK SUBJECT TO THE PLAN

  If awards granted under the Equity Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such awards again becomes available for issuance under the Equity Plan.

TERMS OF OPTIONS

  The following is a description of the permissible terms of options under the Equity Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

  EXERCISE PRICE; PAYMENT. The exercise price of ISOs under the Equity Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110 percent of such fair market value. The exercise price of NSOs under the Equity Plan may not be less than 85 percent of the fair market value of Common Stock subject to the option on the date of the option grant. However, with respect to any options granted with exercise prices below fair market value to covered employees, deductions for compensation attributable to the exercise of such options could be limited by
Section 162(m).  See "Federal Income Tax Information."

  In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new, lower priced options. To the extent required by Section 162(m), an option repriced under the Equity Plan is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the 500,000 per person share limitation.

  The exercise price of options granted under the Equity Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,


                                        10.

(ii) pursuant to a deferred payment arrangement; or (iii) in any other form of legal consideration acceptable to the Board.

  OPTION EXERCISE. Options granted under the Equity Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Shares covered by currently outstanding options under the Equity Plan typically vest at the rate of 25 percent after one year and 1/48th per month thereafter during the optionee's employment or service as a consultant. Shares covered by options granted in the future under the Equity Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Equity Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. The Board has the power to include as part of any option agreement under the Equity Plan a re-load option, entitling the optionee to a further option (the "Reload Option") in the event the optionee exercises an option by surrendering other shares of Common Stock of the Company in accordance with the Equity Plan. Such Reload Options shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price, shall have the same expiration date as that of the option exercised and an exercise price which is equal to 100 percent of the fair market value of the Common Stock on the date of exercise (except that any Reload Option which is an ISO shall have an exercise price equal to 110 percent of the fair market value of the Common Stock on the date of exercise and a maximum term of five years). Any such Reload Option may be an ISO or NSO, as the Board may designate at the time of the grant of the original option under the Equity Plan.

  TERM. The maximum term of stock options under the Equity Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Equity Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while serving, or within in a three-month period of having served, the Company or any affiliate of the Company, in which case the option may, but need not, be exercisable (to the extent that the option was exercisable at the time of the optionee's death) within 12 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

  PURCHASE PRICE; PAYMENT. The purchase price under each stock purchase agreement will be determined by the Board, but in no event shall the purchase price be less than 85 percent of the stock's fair market value on the date such award is made. The purchase price of stock pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration of past services actually rendered to the Company or for its benefit.

  REPURCHASE. Shares of the Common Stock sold or awarded under the Equity Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to the Company or an affiliate of the Company, the Company may repurchase or otherwise reacquire any or all of the shares of the bonus or restricted stock held by that person that have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

                                        11.

STOCK APPRECIATION RIGHTS

  The Equity Plan authorizes three types of SARs.

  TANDEM STOCK APPRECIATION RIGHTS. Tandem SARs are tied to an underlying option and require the holder to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

  CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent SARs are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The holder receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

  INDEPENDENT STOCK APPRECIATION RIGHTS. Independent SARs are granted independently of any option and entitle the holder to receive upon exercise an appreciation distribution equal to the fair market value on the date of exercise of a number of shares equal to the number of share equivalents to which the holder is vested under the independent stock appreciation right less the fair market value of such number of shares of stock on the date of grant. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of the Common Stock or a combination thereof.

ADJUSTMENT PROVISIONS

  If there is any change in the stock subject to the Equity Plan or subject to any award granted under the Equity Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Equity Plan and awards outstanding thereunder will be appropriately adjusted as to the type of security and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during any calendar year, and the type of security, number of shares and price per share of stock subject to such outstanding awards.

EFFECT OF CERTAIN CORPORATE EVENTS

  The Equity Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume awards outstanding under the Equity Plan or substitute similar awards for those outstanding under the Equity Plan, or such outstanding awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue awards outstanding under the Equity Plan, or to substitute similar awards, then the time during which such awards may be exercised will be accelerated and the awards terminated if not exercised during such time. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

  The Board may suspend or terminate the Equity Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Equity Plan will terminate on December 16, 2006.

  The Board may also amend the Equity Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company, to the extent stockholder approval is necessary in order for the Plan to satisfy Section 422 of the Code, if applicable, Rule 16b-3 or Nasdaq or other securities exchange listing requirements. The Board may submit any other amendment to the Equity Plan for


                                        12.

stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

  Under the Equity Plan, ISOs may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. Independent SARs and NSOs may not be transferred except by express provision of the applicable agreement, by will or by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 and, during the lifetime of the optionee, may be exercised only by the optionee or a transferee pursuant to a domestic relations order. No rights under a stock bonus or restricted stock purchase agreement are transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order. A tandem SAR or concurrent SAR may be transferred only by the method(s) applicable to the underlying option. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

  INCENTIVE STOCK OPTIONS. Incentive stock options under the Equity Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

  There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

  If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28 percent while the maximum ordinary income rate is effectively 39.6 percent at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

  To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

  NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the Equity Plan generally have the following federal income tax consequences:

  There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will

                                        13.

generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

  RESTRICTED STOCK AND STOCK BONUSES. Restricted stock and stock bonuses granted under the Equity Plan generally have the following federal income tax consequences:

  Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse, unless the recipient elects pursuant to Section 83(b) of the Code to be taxed at the time of receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture under Section 16(b) of the Exchange Act.

  STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

  POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the Equity Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

  Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders;
(iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Restricted stock and stock bonuses qualify as performance-based compensation under these Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have

                                        14.

approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

         NEW PLAN BENEFITS - 1996 EQUITY INCENTIVE PLAN

  The following table presents information with respect to options granted under the Equity Plan subject to stockholder approval, to the person and groups indicated (to date, no other individuals or groups have been granted options under the Equity Plan):

                                                                         Number of Shares
   Name and Position                               Dollar Value ($)(1)  Subject to Options
   -----------------                               -------------------  ------------------
F. Richard Nichol, Ph.D.                                2,539,076            390,627
  President and Chief                                     385,925             59,373
  Executive Officer

All Executive Officers as a Group                       2,925,001            450,000
All Non-Executive Officer Employees as a Group          3,305,973            584,504


---------------------
(1)  Aggregate exercise price of options.


                           PROPOSAL 4

       RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, and has further directed that management submit the selection of independent public auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, at which time they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.


                                        15.

                           MANAGEMENT

  Set forth below is information regarding current executive officers of the
Company:


 Name                           Position with the Company
 ----                           -------------------------
 F. Richard Nichol, Ph.D.       President and Chief Executive Officer
 David A.H. Lee, M.D., Ph.D.    Executive Vice President, Research and Development
 Eckard Weber, M.D.             Senior Vice President, Research and Drug Discovery
 Joann L. Data, M.D., Ph.D.     Senior Vice President, Clinical Development and Regulatory Affairs
 Rick A. Henson                 President, Pharmaceutical Sales and Marketing Division
 Peter E. Jansen                Vice President and Chief Financial Officer
 Nancy T.Y. Lan, Ph.D.          Vice President, Scientific Affairs and Intellectual Property
 Kelvin W. Gee, Ph.D.           Chief Scientific Officer



Biographical information about Drs. Nichol, Gee and Weber is set forth under PROPOSAL 1 above.

  Dr. Lee, 47, joined the Company as its Executive Vice President, Research and Development in December 1992. From 1980 to December 1992, Dr. Lee held various positions at Solvay Duphar, a division of Solvay Corporation, a diversified chemicals and health care company in Brussels, Belgium. Dr. Lee served most recently as that company's Vice President, Research and Development, Pharmaceutical Division. Dr. Lee received his M.D. and Ph.D. degrees from the University of London. Dr. Lee is a Member of the Royal College of Physicians of London.

  Dr. Data, 53, became the Company's Senior Vice President of Clinical Development and Regulatory Affairs in November 1996 after joining the Company as Senior Vice President, Regulatory and Medical Affairs in September 1996. From 1990 until 1996, Dr. Data held several positions at The Upjohn Company, a pharmaceutical company, the most recent of which was Corporate Vice President for Worldwide Pharmaceutical Regulatory Affairs and Project Management. Previously, she held a number of positions at Hoffmann-La Roche, including Vice President of Clinical Research and Development, from 1985 to 1990. Dr. Data has been an adjunct assistant professor in medicine and pharmacology at Duke University Medical Center since 1982 and at Cornell Medical Center since 1986. She earned her M.D. from Washington University School of Medicine and her Ph.D. in Pharmacology from Vanderbilt University.

  Mr. Henson, 47, joined the Company as Vice President of Sales in May 1994, became Vice President of Sales and Marketing in April 1996 and President, Pharmaceutical Sales and Marketing Division in November 1996. From 1988 to May 1994, Mr. Henson held various sales management positions at Ciba-Geigy Corporation (now Novartis), a pharmaceutical company, most recently as Midwest Regional Sales Director. Mr. Henson received his B.S. in Education from Wichita State University in 1973.

  Mr. Jansen, 60, joined the Company as Vice President and Chief Financial Officer in August 1996. During 1996, he served as Founder, President and Chief Executive Officer of Phytomedica Health Products, Inc. ("Phytomedica"), which was engaged in the research and development of plant-derived pharmaceuticals. From 1992 to 1996, Mr. Jansen was Senior Vice President and Chief Financial Officer for Genelabs


                                        16.

Technologies, Inc., a biotechnology company. From 1975 to 1991, he held several executive finance positions, including Assistant Corporate Treasurer, at Abbott Laboratories. Mr. Jansen received his B.A. in Business Administration from Escola de Administracao de Empresas de Sao Paulo, Brazil, and his M.B.A. from Baylor University, where he was a Fulbright scholar. In 1996, Mr. Jansen filed a petition under Chapter 7 of the Federal Bankruptcy Code. The personal bankruptcy, which was discharged in December 1996, resulted from personal obligations incurred to finance Phytomedica.

  Dr. Lan, 50, co-founded the Company in February 1989 and has served as its Vice President, Scientific Affairs and Intellectual Property since August 1996. She also served as Director of Research and Development from August through October 1992 and Executive Director of Research and Development from October 1992 to January 1993 when she was named Vice President, Research and Drug Discovery. Dr. Lan is Adjunct Professor at the University of California, Irvine, Department of Pharmacology. From 1987 to August 1992, she was Research Associates Professor of Molecular Pharmacology and Toxicology at the University of Southern California School of Pharmacy. From July 1989 to August 1992, she was the Principal Investigator for research sponsored by the Company at the University of Southern California.

                                        17.

                     SECURITY OWNERSHIP OF
            CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 30, 1997 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company's Common Stock.

                                                         BENEFICIAL OWNERSHIP (1)
                                                    ----------------------------------
                                                       NUMBER OF       PERCENT OF
 BENEFICIAL OWNER                                       SHARES            TOTAL
 ----------------                                   ----------------  ----------------
Entities Affiliated with Sanderling Ventures (2)
  2730 Sand Hill Road, Suite 200
  Menlo Park, CA 94025...........................   2,556,029          11.27%
Entities affiliated with Domain Associates (3)
  One Palmer Square
  Princeton, NJ 08542............................   2,406,487          10.51%
Novartis Pharma AG
(formerly Ciba-Geigy Limited)
  Klybeckstrasse 141
  Ch-4002, Basel
  Switzerland....................................   2,378,192          10.56%
Robert G. McNeil (2)
  c/o Sanderling Ventures
  2370 Sand Hill Road, Suite 200
  Menlo Park, CA 94025...........................   2,556,029          11.27%
James C. Blair (3)
  c/o Domain Associates
  One Palmer Square
  Princeton, NJ 08542............................   2,406,487          10.51%
Joann L. Data (4)................................       3,750              *
Kelvin W. Gee (5)................................     556,086           2.47%
Rick A. Henson (6)...............................      65,473              *
Peter E. Jansen (7)..............................       5,000              *
Daniel L. Korpolinski (8)........................     400,466           1.75%
Nancy T.Y. Lan (9)...............................     244,547           1.08%
David A. H. Lee (10).............................     253,141           1.11%
Alan C. Mendelson (11)...........................      47,685              *
F. Richard Nichol................................       1,200              *
Timothy J. Rink (12).............................      44,000              *
Lowell E. Sears (13).............................      52,500              *
Eckard Weber (14)................................     581,262           2.57%
All executive officers and directors
as a group (14 persons)(13)......................   7,217,626          29.89%


-------------------------
* Less than one percent.


                                         18.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 22,517,321 shares outstanding on April 30, 1997, adjusted as required by rules promulgated by the SEC.

(2) Consists of 882,394 shares held of record by Sanderling Venture Partners III, L.P. ("Sanderling Ventures III") and 69,834 shares issuable to Sanderling Ventures III upon the exercise of currently exercisable warrants; 179,601 shares held of record by Sanderling III Biomedical, L.P. ("Sanderling Biomedical III") and 12,036 shares issuable to Sanderling Biomedical III upon the exercise of currently exercisable warrants; 465,247 shares held of record by Sanderling III Limited, L.P. ("Sanderling III") and 36,175 shares issuable to Sanderling III upon the exercise of currently exercisable warrants; 5,032 shares issuable to Sanderling Ventures Management ("Sanderling Ventures Management") upon the exercise of currently exercisable warrants; 385,636 shares held of record by Sanderling Venture Partners II, L.P. ("Sanderling Ventures II"); 196,815 shares held of record by Sanderling Ventures Limited, L.P. ("Sanderling Ventures Limited"); 179,601 shares held of record by Sanderling Biomedical, L.P. ("Sanderling Biomedical"); and 99,658 shares held of record by Dr. McNeil and 44,000 shares subject to stock options held by Dr. McNeil exercisable within 60 days of the date of this table. Dr. McNeil, a director of the Company and a general partner of each of Sanderling Biomedical III, Sanderling III, Sanderling Ventures Management, Sanderling Ventures II, Sanderling Ventures Limited and Sanderling Biomedical, has voting and investment power with respect to all of such shares and may be deemed to be the beneficial owner of all such shares.

(3) Consists of 1,138,212 shares held of record by Domain Partners II, L.P. ("Domain II") and 18,923 shares issuable to Domain II upon the exercise of currently exercisable warrants; 846,154 shares held of record by Domain Partners III, L.P. ("Domain III") and 338,462 shares issuable to Domain III upon the exercise of currently exercisable warrants; 29,615 shares held of record by DP III Associates, L.P. ("DP III") and 11,846 shares issuable to DP III upon the exercise of currently exercisable warrants; and 15,275 shares held by James C. Blair and 8,000 shares subject to stock options held by Dr. Blair exercisable within 60 days of the date of this table. Dr. Blair, a director of the Company, is a general partner of the general partner of each of Domain, Domain II, Domain III and DP III. He has voting and investment power with respect to such shares, and may be deemed to be the beneficial owner of such shares.

(4) Consists of 3,750 shares subject to stock options held by Dr. Data exercisable within 60 days of the date of this table.

(5) Includes 24,000 shares subject to stock options held by Dr. Gee exercisable within 60 days of the date of this table and 47,600 shares held of record by members of Dr. Gee's immediate family.

(6) Includes 62,706 shares subject to stock options held by Mr. Henson exercisable within 60 days of the date of this table.

(7) Consists of 5,000 shares subject to stock options held by Mr. Jansen exercisable within 60 days of the date of this table.

(8)  Includes 377,342 shares subject to stock options held by Mr.
     Korpolinski exercisable within 60 days of the date of this table.

(9) Includes 20,000 shares held of record by Dr. Lan as Custodian and 177,350 shares subject to stock options held by Dr. Lan.

                                             19.

(10) Includes 3,000 shares held of record by Dr. Lee's minor son of which Dr. Lee disclaims beneficial ownership and 224,602 shares subject to stock options held by Dr. Lee exercisable within 60 days of the date of this table.

(11) Consists of 400 shares held in trust for the benefit of Mr.
     Mendelson's children, of which Mr. Mendelson's spouse is trustee and of which Mr. Mendelson disclaims beneficial ownership; a total of 1,000 shares held in two trusts for which Mr. Mendelson has no control over the management of purchases and sales under said trusts and of which Mr. Mendelson disclaims beneficial ownership; 2,746 shares held directly by Mr. Mendelson; 5,385 shares held by CGCH&T SD & PST FBO Mr. Mendelson (the "Mendelson Trust") and 2,154 shares issuable to the Mendelson Trust upon the exercise of currently exercisable warrants; and 36,000 shares subject to stock options held by Mr. Mendelson exercisable within 60 days of the date of this table.

(12) Consists of 44,000 shares subject to stock options held by Dr. Rink exercisable within 60 days of the date of this table.

(13) Consists of 10,500 shares held of record by Mr. Sears, 38,000 shares subject to stock options held by Mr. Sears exercisable within 60 days of the date of this table and 4,000 shares issuable upon the exercise of currently exercisable warrants.

(14) Consists of 490,671 shares held of record by Dr. Weber, and 90,591 shares subject to stock options held by Dr. Weber exercisable within 60 days of the date of this table.

(15) Includes 4,303,275 shares held by entities affiliated with two directors; 1,135,341 shares subject to stock options held by all officers and directors exercisable within 60 days of the date of this table; and 498,462 shares issuable upon the exercise of currently exercisable warrants held by certain officers and entities affiliated with two directors. See Notes (2) through (14) above.


                                        20.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

                           EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

  Each non-employee director of the Company receives stock options under the Directors' Plan as compensation for services on the Board of Directors. Option grants under the Directors' Plan are automatic and non-discretionary. For a description of the Directors' Plan, see PROPOSAL 2 above. During the last fiscal year, Drs. Blair, McNeil and Rink and Mr. Mendelson received options to purchase 4,000 shares of the Company's Common Stock, and Mr. Sears received an option to purchase 8,000 shares. As of April 30, 1997, 8,000 options had been exercised under the Directors' Plan.

  Each non-employee director of the Company receives a fee of $2,500 for each meeting of the Board attended by such non-employee director in person, $500 for each telephonic meeting of the Board and $500 for each committee meeting attended by such non-employee director. The Chairman of the Board receives an additional $500 per month. All non-employee directors are reimbursed for expenses incurred in connection with attendance at meetings of the Board of
Directors and committees thereof in accordance with Company policy.   In the
fiscal year ended December 31, 1996, the total cash compensation paid to non-employee directors was $70,500.

    Mr. Sears and the Company entered into an agreement, effective as of October 1996, pursuant to which Mr. Sears shall be paid $3,300 per eight-hour day for additional services performed as Chairman, payable one-third in cash and two-thirds in common stock of the Company. In the fiscal year ended December 31, 1996, Mr. Sears received $1,104 cash compensation under the agreement. No shares of common stock have yet been issued to Mr. Sears under the agreement.

  Directors who are employees of the Company do not receive separate compensation for their services as directors.

COMPENSATION OF EXECUTIVE OFFICERS

  In addition to cash compensation, the Company's executive officers are eligible to receive stock options under the 1990 Stock Option Plan (the "1990 Plan") and to receive stock options and other stock awards under the Equity Plan. For a description of the Equity Plan, see PROPOSAL 3 above. The 1990 Plan provides for grants of ISOs and NSOs. An aggregate of 3,369,000 shares of Common Stock have been reserved for issuance under the 1990 Plan. As of May 19, 1997, options to purchase 2,643,789 shares of Common Stock were outstanding under the 1990 Plan and 240,276 shares remained available for issuance. Options may be granted under the 1990 Plan to employees (including officers), directors and consultants, although ISOs may be granted only to employees (including officers). The 1990 Plan provides that, in the event of dissolution, liquidation or sale of substantially all of the assets of the Company, a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether


                                        21.

in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the 1990 Plan or shall substitute similar options for those outstanding under the 1990 Plan, or (ii) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the 1990 Plan, then the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

  The following table shows for the fiscal years ended December 31, 1996, 1995 and 1994, certain compensation awarded or paid to or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") at December 31, 1996:



                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                          ANNUAL              COMPENSATION
                                                       COMPENSATION              AWARDS/
                                                  ----------------------       SECURITIES
                                                                               UNDERLYING         ALL OTHER
        NAME AND PRINCIPAL                        SALARY          BONUS          OPTIONS        COMPENSATION
             POSITION                 YEAR         ($)             ($)              (#)               ($)
---------------------------------     ----    ------------     -----------    --------------   --------------
 Daniel L. Korpolinski (1)            1996    265,000 (2)       79,500 (3)             --          8,789 (4)
   Former President and Chief         1995    244,750           95,493 (5)        200,000         39,553 (7)
   Executive Officer                  1994    224,500           60,494 (6)             --         38,574 (7)

 David A. H. Lee M.D., Ph.D. (1)      1996    220,917           73,793 (8)         40,000         28,572 (11)
   Executive Vice President,          1995    206,433           69,610 (9)        125,000         27,542 (7)
   Research and                       1994    191,267           54,610 (10)            --         23,731 (12)
   Development

 Eckard Weber, M.D. (1)               1996    202,083           35,000             40,000             --
   Senior Vice President,             1995    121,917(13)           --                 --             --
   Research and Drug
   Discovery

 Peter E. Jansen (1)(14)              1996    72,917            28,229            115,000         28,193 (15)
   Vice President and
   Chief Financial Officer

 Rick A. Henson (16)                  1996    154,750           97,828 (17)       120,000         42,943 (19)
   President, Pharmaceutical          1995    136,250           59,012 (18)        60,000         18,058 (7)
   Sales and Marketing
   Division

 Nancy T.Y. Lan, Ph.D.                1996    145,294           37,210             95,000          1,453 (20)
   Vice President, Scientific         1995    138,375               --                 --
   Affairs and Intellectual           1994    130,750               --                 --
   Property

 Joann L. Data, Ph.D. (21)            1996    66,667            56,667            120,000         60,410 (22)
   Senior Vice President,
   Clinical Development and
   Regulatory Affairs

---------------------------

                                        22.

(1) Mr. Korpolinski resigned his positions with the Company on October 30, 1996. Drs. Lee and Weber and Mr. Jansen served as the Company's Office of the President from November 1, 1996 until January 29, 1997, when F. Richard Nichol, Ph.D. became the Company's President and Chief Executive Officer.
(2) Includes payment of $44,167 pursuant to a Transition and Consulting Agreement between the Company and Mr. Korpolinski.
(3) Paid pursuant to a Transition and Consulting Agreement between the Company and Mr. Korpolinski.
(4) Consists of $2,650 in 401(k) employer matching contributions and payments for term life insurance and tax gross-up.
(5) Consists of a cash bonus of $60,000 and cancellation of indebtedness and related interest in the amount of $35,493.
(6) Consists of a cash bonus of $25,000 and cancellation of indebtedness and related interest in the amount of $35,494.
(7)  Consists of payments for term life insurance and tax gross-ups.
(8) Consists of cash bonus of $44,183 and cancellation of indebtedness and related interest in the amount of $29,610.
(9) Consists of a cash bonus of $40,000 and cancellation of indebtedness and related interest in the amount of $29,610.
(10) Consists of a cash bonus of $25,000 and cancellation of indebtedness and related interest in the amount of $29,610.
(11) Consists of $2,209 in 401(k) employer matching contributions and tax gross-up in connection with cancellation of indebtedness.
(12) Consists of tax gross-up in connection with cancellation of indebtedness.
(13) Includes consulting payments to Dr. Weber prior to his becoming an executive officer of the Company.
(14) Mr. Jansen joined the Company on August 1, 1996.
(15) Consists of relocation expenses of $10,208 and tax gross-ups.
(16) Mr. Henson became an executive officer in 1995.
(17) Consists of cash bonuses of $51,316 and cancellation of indebtedness and related interest in the amount of $46,512.
(18) Consists of a cash bonus of $36,879 and cancellation of indebtedness and related interest in the amount of $22,183.
(19) Consists of $1,548 in 401(k) employer matching contributions and tax gross-up for mortgage forgiveness and related interest.
(20) Consists of 401(k) employer matching contributions.
(21) Dr. Data joined the Company on August 15, 1996.
(22) Consists of relocation expenses of $13,127 and tax gross-ups.



                                        23.

                       STOCK OPTION GRANTS AND EXERCISES

  The following tables show for the fiscal year ended December 31, 1996, certain information regarding options granted to, exercised by and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR



                                                       INDIVIDUAL GRANTS
                            -----------------------------------------------------------------------------   POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                                                                                 VALUE AT   ANNUAL RATES OF STOCK
                            NUMBER OF        % OF TOTAL                                          GRANT      PRICE APPRECIATION FOR
                            SECURITIES       OPTIONS/SARs    EXERCISE  MARKET                    DATE       OPTION TERM(3)
                            UNDERLYING       GRANTED TO      OR BASE   PRICE ON                  MARKET    ------------------------
                            OPTIONS/SARs     EMPLOYEES IN    PRICE     DATE OF     EXPIRATION    PRICE
NAME                        GRANTED(#)(1)    FISCAL YEAR(2)  ($/SH)    GRANT       DATE          0% ($)        5% ($)      10% ($)
-------------------------   -------------   ---------------  --------  ---------   ----------   ----------  ---------  -------------
 Daniel L. Korpolinski . .        --             --              --         --            --          --          --          --

 David A. H. Lee . . . . .    40,000            4.2           5.875      5.875      12/16/06          --     147,790     374,529

 Eckard Weber, M.D.  . . .    40,000            4.2           5.875      5.875      12/16/06          --     147,790     374,529

 Peter E. Jansen . . . . .    75,000            7.8           3.438      6.875      08/01/06     257,813     582,086   1,079,586
                              40,000            4.2           5.875      5.875      12/16/06          --     147,790     374,529

 Rick A. Henson  . . . . .    70,000            7.3           8.875      8.875      01/01/06          --     390,701     990,113
                              50,000            5.2           5.875      5.875      12/16/06          --     208,321     527,927

 Nancy T.Y. Lan, Ph.D. . .    65,000            6.8           3.250      6.500      04/10/06     211,250     278,436     568,494
                              30,000            3.1           5.875      5.875      12/16/06          --     110,843     280,897

 Joann L. Data, Ph.D.  . .    90,000            9.4           3.500      7.000      09/01/06     315,000     711,204   1,319,058
                              30,000            3.1           5.875      5.875      12/16/06          --     110,843     280,897

------------------------

(1) Unless otherwise indicated, options generally vest at the rate of 25 percent on the first anniversary date of grant and 1/48th per month thereafter over the next 36 months so that the grant is fully-vested four years from the date of grant. The options shall continue in full force and effect upon a change in control, as defined in the Company's option plans, unless the acquiring company refuses to continue or assume said options or to substitute similar options, in which event the vesting of such options shall be accelerated. The Board of Directors may reprice options under the terms of the Company's option plans.

(2)  Based on options covering 961,000 shares granted in 1996.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term.


                                        24.

     The following table shows for the fiscal year ended December 31, 1996, certain information regarding options exercised by and held at year end by the Named Executive Officers:

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                                 NUMBER OF SECURITIES
                                                                     UNDERLYING             VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                                                    AT FY-END (#)               AT FY-END ($)
                              SHARES AQUIRED     VALUE             EXERCISABLE/                EXERCISABLE/
NAME                          ON EXERCISE (#)  REALIZED ($)        UNEXERCISABLE              UNEXERCISABLE (1)
------------------------      ---------------  ------------        -------------              -----------------
Daniel L. Korpolinski..              --             --            357,030/121,875                1,688,261/0
David A. H. Lee........          11,000         72,875            203,978/128,021              899,211/24,414
Eckard Weber, M.D......              --             --             66,841/161,375              110,943/31,500
Peter E. Jansen........              --             --               0/115,000                    0/173,438
Rick A. Henson.........              --             --             27,916/172,083               54,893/30,107
Nancy T.Y. Lan Ph.D....              --             --             173,600/30,000                 732,650/0
Joann L. Data, Ph.D....              --             --                0/120,000                   0/202,500


-------------------------

(1) Fair market value of the Company's Common Stock at December 31, 1996 ($5.75) minus the exercise price of the options.

EMPLOYMENT AND SEVERANCE AGREEMENTS

  In August 1992, the Company entered into an agreement with Dr. Lee for his employment with the Company and his initial base salary and annual bonus. Dr. Lee's employment under the agreement may be terminated at any time, with or without cause. The agreement further provides that in the event he is terminated other than for cause, Dr. Lee will continue to receive his standard group benefits, insurance benefits and base salary for four months after the effective date of notice of termination.

  In October 1996, the Company entered into an agreement with Mr. Henson pursuant to which Mr. Henson receives an initial base salary of $190,000 per year and an annual bonus of 20 to 25 percent of his base salary based on achieving certain performance objectives, paid in equal quarterly installments. Mr. Henson was also granted stock options for 50,000 shares of the common stock of the Company. Mr. Henson's employment under the agreement may be terminated at any time, with or without cause. The agreement further provides that in the event Mr. Henson is terminated other than for cause, Mr. Henson will continue to receive his base salary until he accepts an offer of employment or for a maximum period of twelve (12) consecutive months.

  In January 1997, the company entered into a severance agreement with Dr. Nichol which provides that, in the event of any termination of employment without cause, the Company will continue payment of Dr. Nichol's base salary for a period of six months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors currently is composed of Drs. Blair, McNeil and Rink and Mr. Sears. Mr. Mendelson served on the Compensation Committee during 1996 until June 11. Mr. Mendelson, Secretary and a director of the Company, is a partner of Cooley Godward LLP, counsel to the Company.


                                        25.

              REPORT OF THE COMPENSATION COMMITTEE
                   ON EXECUTIVE COMPENSATION(1)

  The Compensation Committee (the "Committee") sets the Company's compensation policies, evaluates performance and determines the compensation of executive officers. During the year ended December 31, 1996, the Committee was composed of Drs. Blair and Rink and Mr. Mendelson until June 11 and has since been composed of Drs. Blair, McNeil and Rink and Mr. Sears.
The Committee attempts to design compensation policies that will attract and retain the highest quality executives, reward them for the Company's progress and motivate them to enhance long-term stockholder value. The key components of the Company's executive compensation program are cash compensation and stock options.

  Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Stock options granted to its Named Executive Officers under the Equity Plan and under the 1990 Plan, as amended, in each case with exercise prices at least equal to the fair market value of the Common Stock on the date of grant shall be treated as "performance-based compensation."

  In evaluating the Company's executive officers and making compensation decisions, the Committee makes a subjective assessment of a variety of factors, both corporate and individual. These factors include, in order of importance, the progress of the Company toward its identified objectives; the individual contributions to the Company by each officer, determined by the extent to which each officer achieves certain management by objective targets ("MBOs") established by the Committee; and the compensation paid by selected biotechnology companies to individuals in comparable positions. The companies examined may, but need not, include those comprising the H&Q Biotechnology Index. The weight of these factors in the case of a particular individual's compensation may vary. When using comparative data, the Committee attempts to set compensation levels in the mid-range of management compensation at the companies examined. In awarding stock options, the Committee considers the number and value of an executive officer's outstanding stock options.

  As the Company has developed, the measures of its progress have changed, and the Committee expects them to continue to change. At this point in the Company's evolution, the measures the Committee looks to in evaluating the Company's progress when determining compensation for executive officers are the advancing of the Company's lead products through development and clinical testing, the recruiting of a high quality management team, the planning and entering into of appropriate collaborative arrangements with larger pharmaceutical and biotechnology companies relating to the development of other products and the foreign distribution of the Company's lead products, and the securing of sufficient capital to enable the Company to complete development and achieve significant revenues. The MBOs include these factors.

  Daniel L. Korpolinski served as the Company's Chief Executive Officer until his resignation on October 30, 1996. Mr. Korpolinski's 1996 base salary was based largely on 1995 performance. In 1995, the Company achieved several key objectives. These achievements included obtaining allowance of the IND for the Company's lead anti-stroke compound and completion of certain Phase I safety studies, entering into a co-development and co-promotion collaboration with Warner-Lambert Company and its Parke-Davis division, negotiating a co-promotion collaboration with Somerset Pharmaceuticals that was signed in January 1996 and raising approximately $34 million through equity financings, including investments by corporate partners, a private placement and a public offering which was consummated in January 1996. Accordingly, the Committee deemed it appropriate and consistent with these significant accomplishments to increase Mr. Korpolinski's base salary to $265,000 for 1996. All payments to Mr. Korpolinski subsequent to his resignation were made pursuant to a Transition and Consulting Agreement

-----------------------------

(1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                        26.

between the Company and Mr. Korpolinski. Subsequent to Mr. Korpolinski's resignation, Mr. Jansen and Drs. Lee and Weber served as an interim Office of the President until F. Richard Nichol became the Company's Chief Executive Officer in January 1997. Mr. Jansen and Drs. Lee and Weber did not receive additional compensation for such service.

                                   James C. Blair
                                   Robert G. McNeil, Ph.D.
                                   Alan C. Mendelson
                                   Timothy J. Rink
                                   Lowell E. Sears


                PERFORMANCE MEASUREMENT COMPARISON(1)

  The following chart shows the value of an investment of $100 on January 29, 1993 in the Nasdaq Stock Market-U.S. Index, the H&Q Biotechnology Index and the Company's Common Stock:

          Comparison of Total Cumulative Return on Investment

                             Nasdaq Stock Market-        H&O Biotechnology
Dates          CoCensys             U.S.                       Sector
-----          --------     ----------------------     ---------------------
Jan-93         100                 100                         100
Dec-93          44.44              111.62                       96.01
Dec-94          33.33              109.11                       91.21
Dec-95          88.89              154.31                      155.14
Dec-96          63.89              189.76                      143.15



(1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                        27.

                             CERTAIN TRANSACTIONS

LOANS TO OFFICERS

  In May 1993, in connection with his relocation to California, the Company made a secured loan in the principal amount of $100,000 to Dr. Lee. The loan bears interest at the rate of 8.5 percent per year and is secured by a deed of trust on Dr. Lee's residence. The loan is repayable over four years in equal monthly installments. As of March 31, 1997, principal in the amount of $4,734.82 was outstanding on the loan.

  In July 1994, in connection with his relocation to California, the Company made two secured loans, each in the principal amount of $75,000, to Mr. Henson. One loan bears interest at the rate of 8.5 percent per year; the other does not bear interest. Both loans are secured by deeds of trust on
Mr. Henson's residence.   The non-interest bearing loan was amended in 1996
such that it will be due and payable on December 31, 1999, subject to forgiveness over four years in equal annual installments of $18,750 as long as Mr. Henson continues to be employed by the Company. As of March 31, 1997, the aggregate principal amount of $81,072 was outstanding on the loans.

  In January 1997, in connection with her relocation to California, the Company made a secured loan in the principal amount of $100,000 to Dr. Data. The loan bears no interest until January 31, 2001 and is secured by a deed of trust on Dr. Data's home. The loan is repayable over four years in equal monthly installments. As of March 31, 1997, principal in the amount of $96,519 was outstanding on the loan.

INDEMNIFICATION AGREEMENTS

  The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

See "Compensation on Committee Interlocks and Insider Participation."

                             OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors,

                                   /s/ Alan C. Mendelson

                                   Alan C. Mendelson
                                   Secretary


May 23, 1997


                                        28.



y

                                 COCENSYS, INC.
                 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                         ADOPTED AS OF DECEMBER 9, 1992
                    APPROVED BY STOCKHOLDERS JANUARY 4, 1993
                 AMENDED BY BOARD OF DIRECTORS NOVEMBER 8, 1994
                     APPROVED BY STOCKHOLDERS JUNE 14, 1995
                 AMENDED BY BOARD OF DIRECTORS DECEMBER 16, 1996
                 AMENDED BY BOARD OF DIRECTORS FEBRUARY 12, 1997
                   APPROVED BY STOCKHOLDERS __________________

1.   PURPOSE

     (a) The purpose of the 1992 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of CoCensys, Inc. (the "Company") who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.   ADMINISTRATION

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

                                        1.

     (b) The Board may delegate administration of the Plan to a committee composed of one (1) or more members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN

     (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate three hundred fifty thousand (350,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   ELIGIBILITY

     Options shall be granted only to Non-Employee Directors of the Company.

5.   NON-DISCRETIONARY GRANTS

     (a) Upon the date of the approval of the Plan by the Board (the "Adoption Date"), each person who is then a Non-Employee Director shall be granted an option to purchase twenty thousand (20,000) shares of common stock of the Company on the terms and conditions set forth herein; provided, however, that a Non-Employee Director who is then serving as Chairman of


                                        2.

the Board of Directors shall be granted an option to purchase forty thousand (40,000) shares of common stock of the Company on the terms and conditions set forth herein. Such options shall commence vesting on January 1, 1993, as provided for in subparagraph 6(e).

     (b) Each person who is, after the Adoption Date, elected for the first time to be a Non-Employee Director shall, upon the date of his initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase twenty thousand (20,000) shares of common stock of the Company on the terms and conditions set forth herein. Such options shall commence vesting on their respective grant dates, as provided for in subparagraph 6(e).

     (c) In addition to options granted pursuant to subparagraphs 5(a) and 5(b), on January 2nd of each year, each Non-Employee Directors shall be granted an option to purchase eight thousand (8,000) shares of common stock of the Company; provided, however, that the Chairman of the Board shall instead receive an option to purchase twelve thousand (12,000) shares. Notwithstanding the provisions of subparagraph 6(e), options granted pursuant to this subparagraph 5(c) shall vest in full one year from the date of grant, provided that the optionee has, during such year, (i) continuously served as a Non-Employee director or as an employee of or consultant to the Company and
(ii) attended seventy-five percent (75%) or greater of the aggregate of the total number of meetings of the Board of Directors and any committees upon which he served during the period of such service.

6.   OPTION PROVISIONS

     Each option shall contain the following terms and conditions:

     (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date
("Expiration Date") ten (10) years from the


                                        3.

date of grant. If the optionee's service as a Non-Employee Director of the Company terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date three (3) months following the date of termination of service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6(e).

     (b) The exercise price of each option granted pursuant to subparagraph 5(a) shall be $5.00 per share, which exceeds one hundred ten percent (110%) of the fair market value of the common stock of the Company on such date. The exercise price of each option granted pursuant to subparagraphs 5(b) and 5(c) shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

     (c) Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than one thousand (1,000) shares; but when the number of shares being purchased upon an exercise is one thousand (1,000) or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:

          (i) Payment of the exercise price per share in cash at the time of exercise; or

          (ii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares

                                        4.

of common stock of the Company already owned by the optionee, held for the period required to avoid any charge to the Company's reported earnings that would not be incurred if the exercise price was paid in cash, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at fair market value on the date preceding the date of exercise; or

          (iii) Payment by a combination of the methods of payment specified in subparagraphs 6(c)(i) and 6(c)(ii) above.

     (d) An option may be transferable to the extent provided in the option agreement; provided that if the option agreement does not expressly permit the transfer of an option, the option shall not be transferable except by will, by the laws of descent and distribution or by a domestic relations order satisfying the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative or transferee pursuant to a domestic relations order.

     (e) The option shall become exercisable in installments over a period of five (5) years from the date such option commences vesting pursuant to subparagraph 5(a) or 5(b) (the "Vesting Start Date") at the rate of twenty percent (20%) in five (5) equal annual installments commencing on the date one (1) year after the Vesting Start Date of the option, provided that the optionee has, during the prior one (1) year period, (i) continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, and (ii) attended seventy-five percent (75%) or greater of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served, during the period for which he has


                                        5.

been a director or served on such committees. Such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment. Failure of the optionee to meet the conditions for any annual installment becoming exercisable, as set forth above, shall not affect the exercisability of future annual installments.

     (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

     (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.


                                        6.

7.   COVENANTS OF THE COMPANY

     (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.   USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.   MISCELLANEOUS

     (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     (b) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such


                                        7.

financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the Bylaws of the Company and such other information regarding the Company as the holder of such option may reasonably request.

     (c) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

     (d) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

     (e) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

10.  ADJUSTMENTS UPON CHANGES IN STOCK

     (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject

                                        8.

to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

     (b) In the event of: (i) a merger or consolidation in which the Company is not the surviving corporation; (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iii) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then the time during which outstanding options may be exercised shall be accelerated to permit the optionee to exercise all such options prior to such merger, consolidation, reverse merger or reorganization, and the options shall terminate if not exercised prior to such event.

11.  AMENDMENT OF THE PLAN

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares which may be issued under the Plan;

          (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3); or

          (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3.

                                        9.

     (b) Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and
(ii) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 1999. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

     (c) The Plan shall terminate upon the occurrence of any of the events described in paragraph 10(b) above.

13.  EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE

     (a) The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.

     (b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.

                                        10.

                                 COCENSYS, INC.

                           1996 EQUITY INCENTIVE PLAN

                            ADOPTED DECEMBER 16, 1996
                 APPROVED BY STOCKHOLDERS ______________, 199__


1.   PURPOSES.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to purchase restricted stock, and (v) Stock Appreciation Rights, all as defined below.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to
Section 7 hereof, or (iii) Stock Appreciation Rights granted pursuant to
Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   DEFINITIONS.

     (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b)  "BOARD" means the Board of Directors of the Company.

     (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

     (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e)  "COMPANY" means CoCensys, Inc., a Delaware corporation.


                                        1.

     (f) "CONCURRENT STOCK APPRECIATION RIGHT" OR "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(2) of the Plan.

     (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (h) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

     (i)  "DIRECTOR" means a member of the Board.

     (j) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (l) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

          (1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (m) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (n) "INDEPENDENT STOCK APPRECIATION RIGHT" means a right granted pursuant to subsection 8(b)(3) of the Plan.

                                        2.

     (o) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or
(ii) is otherwise considered a "non-employee director" for purposes of Rule
16b-3.

     (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

     (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (r)  "OPTION" means a stock option granted pursuant to the Plan.

     (s) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (t) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

     (u) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (v)  "PLAN" means this 1996 Equity Incentive Plan.

     (w) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (x) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

     (y) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, and any right to purchase restricted stock.

                                        3.

     (z) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

     (aa) "TANDEM STOCK APPRECIATION RIGHT" OR "TANDEM RIGHT" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

          (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3)  To amend the Plan or a Stock Award as provided in Section 14.

          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of one or more members of the Board. In the discretion of the Board, a Committee may consist solely of two (2) or more Outside Directors, in accordance with Code Section 162(m), or solely of two
(2) or more Non-Employee Directors, in accordance with Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time

                                        4.

to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate two million eight hundred thousand (2,800,000) shares of Common Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

     (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

     (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than five hundred thousand (500,000) shares of Common Stock in any calendar year.

6.   OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a)  TERM.  No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

                                        5.

     (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted, and the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of
Section 424(a) of the Code.

     (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company,
(B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.


                                        6.

     (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option within such period of time designated by the Board, which shall in no event be later than the expiration of the term of the Option as set forth in the Option Agreement (the "Post-Termination Exercise Period") and only to the extent that the Optionee was entitled to exercise the Option on the date Optionee's Continuous Status as an Employee, Director or Consultant terminates. In the case of an Incentive Stock Option, the Board shall determine the Post-Termination Exercise Period at the time the Option is granted, and the term of such Post-Termination Exercise Period shall in no event exceed three
(3) months from the date of termination. In addition, the Board may at any time, with the consent of the Optionee, extend the Post-Termination Exercise Period and provide for continued vesting; provided however, that any extension of such period by the Board in excess of three (3) months from the date of termination shall cause an Incentive Stock Option so extended to become a Nonstatutory Stock Option, effective as of the date of Board action. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the shares covered by such Option shall revert to the Plan. Notwithstanding the foregoing, the Board shall have the power to permit an Option to continue to vest during the Post-Termination Exercise Period.

     (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of
(i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a three (3)-month period after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised to the extent vested by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within


                                        7.

the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

     (j) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option
(i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

     Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; PROVIDED, HOWEVER, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.   TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

     Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:


                                        8.

     (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

     (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, so long as stock awarded under such agreement remains subject to the terms of the agreement.

     (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or Committee in its discretion. Notwithstanding the foregoing, the Board or Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or Committee.

     (e) TERMINATION OF CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.   STOCK APPRECIATION RIGHTS.

     (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees, Directors and Consultants. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Right.

     (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:


                                        9.

          (1) TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

          (2) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

          (3) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9.   CANCELLATION AND RE-GRANT OF OPTIONS.

     (a) The Board or Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) with the consent of any adversely affected holders of Options and/or Stock


                                        10.

Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than: eighty-five percent (85%) of the Fair Market Value for a Nonstatutory Stock Option, one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of an Incentive Stock Option held by a 10% stockholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value per share of stock on the new grant date. Notwithstanding the foregoing, the Board or Committee may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

     (b) Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to the Plan. The repricing of an Option and/or Stock Appreciation Right hereunder resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to the Plan, to the extent required by Section 162(m) of the Code.

10.  COVENANTS OF THE COMPANY.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

11.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12.  MISCELLANEOUS.

     (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest,


                                        11.

notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Employee, Director nor a Consultant nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate, or to continue serving as a Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's By-Laws.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

                                        12.

     (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

13.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the maximum number of shares subject to award to any person during any calendar year, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation (or an Affiliate thereof shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation (or an Affiliate) refuses to assume or continue such Stock Awards, or to substitute similar Stock Awards for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

14.  AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder

                                        13.

approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

     (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16.  EFFECTIVE DATE OF PLAN.

     This Plan shall become effective on the date of adoption by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
                                        14.

                                  COCENSYS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 25, 1997


     The undersigned hereby appoints LOWELL E. SEARS and ALAN C. MENDELSON, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of CoCensys, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of CoCensys, Inc. to be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California on Wednesday, June 25, 1997, at 2:00 p.m., local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:         To elect two directors to hold office until the 2000 Annual
                    Meeting of Stockholders.


/ /            FOR all nominees           / /            WITHHOLD AUTHORITY to
               listed below (except                      vote for all nominees
               as marked to the                          listed below.
               contrary below).


NOMINEES: F. Richard Nichol, Ph.D.      Timothy J. Rink, M.D.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:


------------------------------------------------------------------------------
------------------------------------------------------------------------------


                            (CONTINUED ON OTHER SIDE)

                                        1.

                           (CONTINUED FROM OTHER SIDE)


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:         To approve the amendment and restatement of the Company's
                    1992 Non-Employee Directors' Stock Option Plan, as amended, to increase the annual option grants thereunder and to conform the administrative provisions thereof to the amended rules applicable under Section 16 of the Securities and Exchange Act of 1934, as amended.

               / /   FOR           / /   AGAINST       / /   ABSTAIN


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3:         To approve the Company's 1996 Equity Incentive Plan and the issuance of 2,800,000 shares of the Company's Common Stock thereunder.

               / /   FOR           / /   AGAINST       / /   ABSTAIN



MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 4.

PROPOSAL 4:         To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December
                    31, 1997.

               / /   FOR           / /   AGAINST       / /   ABSTAIN



                    (CONTINUED AND TO BE SIGNED ON NEXT PAGE)


                                        2.

                             (CONTINUED FROM PAGE 2)



Dated               , 1997            --------------------------------------


                                      --------------------------------------
                                      SIGNATURE(S)

                                      PLEASE SIGN EXACTLY AS YOUR NAME
                                      APPEARS HEREON. IF THE STOCK IS
                                      REGISTERED IN THE NAMES OF TWO
                                      OR MORE PERSONS, EACH SHOULD
                                      SIGN.  EXECUTORS, ADMINISTRATORS,
                                      TRUSTEES, GUARDIANS AND
                                      ATTORNEYS-IN-FACT SHOULD ADD THEIR
                                      TITLES.  IF SIGNER IS A CORPORATION,
                                      PLEASE GIVE FULL CORPORATE NAME AND
                                      HAVE A DULY AUTHORIZED OFFICER
                                      SIGN, STATING TITLE.  IF SIGNER
                                      IS A PARTNERSHIP, PLEASE SIGN IN
                                      PARTNERSHIP NAME BY AUTHORIZED
                                      PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                        3.